Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Carillon Series Trust of our report dated December 20, 2017, relating to the financial statements and financial highlights which appears in the Carillon ClariVest Capital Appreciation Fund, Carillon Eagle Growth & Income Fund, Carillon ClariVest International Stock Fund, Carillon Eagle Mid Cap Growth Fund, Carillon Eagle Mid Cap Stock Fund, Carillon Eagle Small Cap Growth Fund, Carillon Eagle Smaller Company Fund, and Carillon Cougar Tactical Allocation Fund (formerly known as Eagle Capital Appreciation Fund, Eagle Growth & Income Fund, Eagle International Stock Fund, Eagle Mid Cap Growth Fund, Eagle Mid Cap Stock Fund, Eagle Small Cap Growth Fund, Eagle Smaller Company Fund, and Eagle Tactical Allocation Fund, respectively) Annual Report on Form N-CSR for the year ended October 31, 2017, and our report dated December 29, 2017, relating to the financial statements and financial highlights of the Carillon Scout International Fund, Carillon Scout Mid Cap Fund, Carillon Scout Small Cap Fund, Carillon Reams Core Bond Fund, Carillon Reams Core Plus Bond Fund, and Carillon Reams Unconstrained Bond Fund (formerly known as Scout International Fund, Scout Mid Cap Fund, Scout Small Cap Fund, Scout Core Bond Fund, Scout Core Plus Bond Fund, and Scout Unconstrained Bond Fund, respectively) Annual Report on Form N-CSR for the period ended October 31, 2017. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP

Certified Public Accountants Tampa, Florida
February 27, 2018